SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LENNOX INTERNATIONAL INC.

Incorporated pursuant to the Laws of the State of DELAWARE

Internal Revenue Service Employer
Identification No. 42-0991521

2140 Lake Park Blvd., Richardson, Texas   75080

1998 Incentive Plan of Lennox International Inc.

Carl E. Edwards, Jr.
Executive Vice President,
Chief Legal Officer and Secretary
Lennox International Inc.
2140 Lake Park Blvd. Richardson, Texas   75080
(972) 497-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(¹)	Proposed maximum offering price per share(²)	Proposed maximum aggregate offering price(²)	Amount of registration fee
Common Stock, par value $.001 per share	7,100,000 shares	$16.96	$120,380,500	$11,075

(¹)	Each share of Common Stock issued by the Registrant has one associated non-detachable right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock.

(²)	Calculated Pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on June 11, 2002.

Page

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        Note: The document(s) containing the information concerning the 1998 Incentive Plan of Lennox International Inc. (the “Plan”) required by Item 1 of Form S-8 and the statement of availability of registrant information, Plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (“Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Lennox International Inc. (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        This Registration Statement is being filed solely to register the issuance of up to 7,100,000 additional shares of the Company’s Common Stock pursuant to the 1998 Incentive Plan of Lennox International Inc., as amended. The Company previously filed Registration Statements on Form S-8 (File No. 333-83961 and 333-52046) covering 4,603,500 and 2,938,135 shares of its Common Stock authorized for issuance, respectively, under such Plan. Except as supplemented by the information set forth below, the contents of those earlier Registration Statements are incorporated herein by reference.

Item 5. Interests of Named Experts and Counsel.

        On May 20, 2002 the Company announced that it had appointed KPMG LLP to replace Arthur Andersen LLP as its independent auditors. The consolidated financial statements of the Company as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent auditors, as stated in their reports appearing therein. Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, and the Company has dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, investors will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

        Carl E. Edwards, Jr., the Executive Vice President, Chief Legal Officer and Secretary of the Company, has passed on the legality of the shares of Common Stock offered hereby for the Company. As of June 17, 2002, Mr. Edwards beneficially owned 130,815 shares of Common Stock and held options to purchase an additional 251,419 shares of Common Stock, of which options covering 151,189 shares were exercisable.

Item 8.	Exhibits
4.1	Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-75725) (the "S-1") and incorporated herein by reference)
4.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference)
4.3	Specimen of certificate representing Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the S-1 and incorporated herein by reference)
4.4	1998 Incentive Plan of Lennox International Inc. (filed as Exhibit 10.8 to the S-1 and incorporated herein by reference)
4.5	Amendment to 1998 Incentive Plan dated December 14, 2001
5.	Opinion of Carl E. Edwards, Jr., Esq., Executive Vice President, Chief Legal Officer and Secretary of the Company
23.1	The Company was unable to obtain the consent of Arthur Andersen LLP. See information above under the heading "Interests of Named Experts and Counsel."
23.2	Consent of Carl E. Edwards, Jr., Esq. (included in Exhibit 5)
24.	Power of Attorney (included on the execution page of this Registration Statement)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on this 17th day of June 2002.

LENNOX INTERNATIONAL INC.

By:      /s/  Robert E. Schjerven
     Robert E. Schjerven
     Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Lennox International Inc., a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, hereby constitutes and appoints John W. Norris, Jr., Robert E. Schjerven and Carl E. Edwards, Jr., and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 17, 2002.

Signature	Titles
/s/ Robert E. Schjerven Robert E. Schjerven	Chief Executive Officer and Director (Principal Executive Officer)
/s/ Richard A. Smith Richard A. Smith	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ David L. Inman David L. Inman	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ John W. Norris, Jr. John W. Norris, Jr.	Chairman of the Board of Directors
/s/ Linda G. Alvarado Linda G. Alvarado	Director
/s/ David H. Anderson David H. Anderson	Director
/s/ Steven R. Booth Steven R. Booth	Director
/s/ Thomas W. Booth Thomas W. Booth	Director
/s/ David V. Brown David V. Brown	Director
/s/ James J. Byrne James J. Byrne	Director
/s/ Janet K. Cooper Janet K. Cooper	Director
_______________________ C.L. (Jerry) Henry	Director
/s/ John E. Major John E. Major	Director
/s/ John W. Norris, III John W. Norris, III	Director
_______________________ William G. Roth	Director
/s/ Terry D. Stinson Terry D. Stinson	Director
/s/ Richard L. Thompson Richard L. Thompson	Director

Item 8.	Exhibits
4.1	Restated Certificate of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-75725) (the "S-1") and incorporated herein by reference)
4.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to the S-1 and incorporated herein by reference)
4.3	Specimen of certificate representing Common Stock, par value $0.01 per share, of the Company (filed as Exhibit 4.1 to the S-1 and incorporated herein by reference)
4.4	1998 Incentive Plan of Lennox International Inc. (filed as Exhibit 10.8 to the S-1 and incorporated herein by reference)
4.5	Amendment to 1998 Incentive Plan dated December 14, 2001
5	Opinion of Carl E. Edwards, Jr., Esq., Executive Vice President, Chief Legal Officer and Secretary of the Company
23.1	The Company was unable to obtain the consent of Arthur Andersen LLP. See information above under the heading "Interests of Named Experts and Counsel."
23.2	Consent of Carl E. Edwards, Jr., Esq. (included in Exhibit 5)
24	Power of Attorney (included on the execution page of this Registration Statement)